Exhibit Index

AXP New Dimensions Fund, Inc.
File No. 2-28529/811-1629

Exhibit        Dexcription

(d)(2) Form of Investment Management Services between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express Financial Corporation, dated ________.

(e)(2) Form of Distribution Agreement between Registrant, on behalf of AXP New Dimensions Growth Fund and American Express Financial Advisors, Inc.

(g)(5) Form of Custodian Agreement between Registrant, on behalf of AXP New Growth Fund, and American Express Trust Company, dated ______.

(h)(9) Form of Administrative Services Agreement between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express Financial Corporation, dated _______.

(h)(10) Form of Class Y Shareholder Service Agreement between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express
          Financial   Advisors  Inc.,  dated  _____.

(h)(11) Form of Transfer Agency Agreement between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express Client Service Corporation, dated _____.

(m)(2) Form of Plan and Agreement of Distribution between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express
          Financial   Advisors  Inc.,  dated  _____.

(m)(3) Form of Plan and Agreement of Distribution for Class C between Registrant, on behalf of AXP New Dimensions Growth Fund, and American Express Financial Advisors Inc., dated _____.

(n)       Form of Rule18f-3 Plan dated ______.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 13, 2000.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 13, 2000.

(q)(3) Trustee's Power of Attorney to sign Amendments to this Registration Statement, dated January 13, 2000.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 13, 2000.